As filed with the Securities and Exchange Commission on November 6, 1998
                                                           Registration No. 333-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------
                            DEVON ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)

               OKLAHOMA                             73-1474008
   (State or other jurisdiction of     (I.R.S. Employer Identification No.)
   incorporation or organization)

                                 MARIAN J. MOON
                          20 NORTH BROADWAY, SUITE 1500
                       OKLAHOMA CITY, OKLAHOMA 73102-8260
                                 (405) 235-3611
(Address, including zip code, and           (Name, address, including zip code,
telephone number, including area            and telephone number, including area
 code, of registrant's principal                  code, of agent for service)
        executive offices)

                                   COPIES TO:

                                C. KEVIN BARNETTE
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                              1440 NEW YORK AVENUE
                             WASHINGTON, D.C. 20005


                         CALCULATION OF REGISTRATION FEE

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TITLE OF EACH CLASS      AMOUNTS TO BE            PROPOSED MAXIMUM    PROPOSED MAXIMUM    AMOUNT OF
OF SECURITIES TO BE      REGISTERED               OFFERING PRICE      AGGREGATE           REGISTRATION
 REGISTERED                                       PER SHARE           OFFERING PRICE      FEE
------------------------------------------------------------------------------------------------------
Devon Common Stock (1)   1,297,281 Shares (2)     $22.28125 (3)       $28,905,042 (3)     $8,036 (4)

------------------------------------------------------------------------------------------------------

(1)  Includes the stock purchase rights associated with the Devon Common Stock.

(2) There is also being registered hereby such additional number of shares of Devon Common Stock as may be issued pursuant to the anti-dilution provisions of the Northstar Energy Corporation Stock Option Plan.

(3) Estimated pursuant to Rule 457(c) solely for the purposes of computing the registration fee based upon the average of the high and low prices of the Devon Common Stock, as reported on the American Stock Exchange Composite Transactions on November 2, 1998.

(4) In accordance with Rule 457 (b), the registration fee of $8,036 is offset by the fee of $154,045, which was paid by the Registrant to the Securities and Exchange Commission with respect to the Joint Proxy Statement filed on July 29, 1998 with respect to this transaction.
================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.  Incorporation of Documents by Reference

          Devon Energy Corporation ("Devon") hereby incorporates by reference the following documents into this Registration Statement:

          (i) Annual Report on Form 10-K for the year ended December 31, 1997, filed on March 13, 1998;

          (ii) Quarterly report on Form 10-Q for the quarter ended March 31, 1998, filed on April 27, 1998;

          (iii) Quarterly report on Form 10-Q for the quarter ended June 30, 1998, filed on August 6, 1998;

          (iv) First Amendment to Quarterly Report on form 10-Q for the quarter ended June 30, 1998, filed on October 14, 1998;

          (v) Current Report on Form 8-K dated January 20, 1998, filed on January 20, 1998;

          (vi) Current Report on Form 8-K dated January 26, 1998, filed on January 27, 1998;

          (vii) Current Report on Form 8-K dated June 29, 1998, filed on July 8, 1998;

          (viii) Proxy Statement for Devon's 1998 Annual Meeting of Shareholders, filed on March 30, 1998;

          (ix) The Definitive Joint Proxy Statement of Devon and Management Information Circular and Proxy Statement of Northstar (File No 1-10067), filed with the SEC on November 6, 1998, including any amendment or report for the purpose of updating such material (the "Joint Proxy Statement"); and

          (x) The description of the Devon Common Stock contained in Devon's Registration Statement on Form 8-B, filed on June 7, 1995.

                    In addition, all documents subsequently filed by Devon pursuant to Sections 13(a), 13(c), 14, and 15 of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered under the Northstar Energy Corporation Stock Option Plan have been sold or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.


Item 6.  Indemnification of Directors and Officers

          The Oklahoma General Corporation Act (the "OGCA"), under which Devon is incorporated, permits indemnification against expenses, including attorneys' fees, actually and reasonably incurred by a director, officer or agent of a corporation in connection with the defense of any action, suit or proceeding in which such a person is a party by reason of such person being or having been a director, employee or agent of the corporation, or of any corporation, partnership, joint venture, trust or other enterprise in which he served as such at the request of the corporation, provided that he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, and provided further (if the threatened, pending or completed action or suit is by or in the right of the corporation) that he shall not have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation (unless the court determines that indemnity would nevertheless be proper under the circumstances). Article Ninth of Registrant's Certificate of Incorporation, provides for the elimination of directors' liability for monetary damages for a breach of certain fiduciary duties and for indemnification of directors, officers, employees or agents of Devon as permitted by the OGCA. These provisions cannot be amended without the affirmative vote of the holders of at least 80% of the outstanding shares entitled to vote. Under Devon's Certificate of Incorporation, even though Devon's directors stand in a fiduciary relation to Devon, they are not liable to stockholders of Devon for damages for breach of any such fiduciary duty, except that a director will be personally liable for (i) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(ii) the payment of dividends or redemption or purchase of stock in violation of the OGCA, (iii) any breach of the duty of loyalty to Devon or its stockholders or (iv) any transaction from which the director derived an improper personal benefit. Article Thirteenth of Devon's Certificate of Incorporation, also provides for indemnification of Devon's directors and officers. Such Article also permits Devon to purchase and maintain insurance on behalf of Devon's directors and officers against any liability arising out of their status as such, whether or not Registrant would have the power to indemnify such directors and officers against such liability. These provisions may be sufficiently broad to indemnify such persons for liabilities arising under the Securities Act of 1933.


Item 8.  Exhibits

Exhibit No.    Document

2.1 Amended and Restated Combination Agreement dated as of June 29, 1998 between Devon Energy Corporation and Northstar Energy Corporation (incorporated by reference to Exhibit B to the Registrant's definitive Joint Proxy Statement filed on November 6, 1998).
5.1            Opinion of McAfee & Taft A Professional Corporation.
23.1           Consent of KPMG Peat Marwick LLP.
23.2           Consent of Deloitte & Touche LLP.
23.3           Consent of LaRoche Petroleum Consultants, Ltd.
23.4           Consent of AMH Group Ltd.
23.5           Consent of John P. Hunter & Associates Ltd.
23.6           Consent of Paddock Lindstrom & Associates Ltd.
26.7 Consent of McAfee & Taft A Professional Corporation (contained in its opinion in Exhibit 5.1).
24.1           Power of Attorney.

Item 9.  Undertakings

     (a)  The undersigned registrant hereby undertakes

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registrations Statement is on Form S- 3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

          (2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

          Pursuant to the requirements of Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the November 6, 1998.

                                        DEVON ENERGY CORPORATION



                                        By:  /s/  J. Larry Nichols
                                        ------------------------------------
                                             J. Larry Nichols, President and
                                             Chief Executive Officer


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 6, 1998.


/s/ John W. Nichols                     /s/ J. Larry Nichols
---------------------------------       ----------------------------------
John W. Nichols, Chairman of the        J. Larry Nichols, President, Chief
Board and Director                      Executive Officer and Director


/s/ William T. Vaughn                   /s/ Danny J. Heatly
---------------------------------       ----------------------------------
William T. Vaughn, Vice President       Danny J. Heatly, Controller
- Finance


/s/ Luke R. Corbett                     /s/ Thomas F. Ferguson
---------------------------------       ----------------------------------
Luke R. Corbett, Director               Thomas F. Ferguson, Director


/s/ David M. Gavrin                     /s/ Michael E. Gellert
---------------------------------       ----------------------------------
David M. Gavrin, Director               Michael E. Gellert, Director


/s/ Tom J. McDaniel                     /s/ H.R. Sanders, Jr.
---------------------------------       ----------------------------------
Torn J. McDaniel, Director              H.R. Sanders, Jr., Director


/s/ Lawrence H. Towell
---------------------------------
Lawrence H. Towell, Director

                                  EXHIBIT INDEX


2.1 Amended and Restated Combination Agreement dated as of June 29, 1998 between Devon Energy Corporation and Northstar Energy Corporation (incorporated by reference to Exhibit B to the Registrant's definitive Joint Proxy Statement filed on November 6, 1998).
5.1       Opinion of McAfee & Taft A Professional Corporation.
23.1      Consent of KPMG Peat Marwick LLP.
23.2      Consent of Deloitte & Touche LLP.
23.3      Consent of LaRoche Petroleum Consultants, Ltd.
23.4      Consent of AMH Group Ltd.
23.5      Consent of John P. Hunter & Associates Ltd.
23.6      Consent of Paddock Lindstrom & Associates Ltd.
26.7 Consent of McAfee & Taft A Professional Corporation (contained in its opinion in Exhibit 5.1).
24.1      Power of Attorney.